Exhibit 10.2
Form of Current Employee Incentive Stock Option Award Agreement Under the 2019 Plan

Vericel Corporation 2019 Omnibus Incentive Plan
Incentive Stock Option Award Agreement

AWARD AGREEMENT (the “Agreement”), effective as of [[GRANTDATE]] (the “Grant Date”), is entered into by and between Vericel Corporation, a Michigan corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (the “Participant”).

1.Grant of Option. The Company hereby grants to the Participant a stock option (the “Option”) to purchase [[SHARESGRANTED]] shares of common stock of the Company, no par value (the “Shares”), at the exercise price of [[GRANTPRICE]] per Share (the “Exercise Price”).

2.Subject to the Plan. This Agreement is subject to and governed by the terms and provisions of the Vericel Corporation 2019 Omnibus Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3.Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire on the tenth anniversary of the Grant Date.

4.Vesting. Subject to the discretion of the Committee to accelerate the exercisability of the Option, the Option shall become vested and exercisable in equal quarterly installments over four years commencing on the Grant Date, provided that the Participant is employed by the Company or an Affiliate on the applicable date. In addition, upon termination of the Participant’s employment due to the Participant’s death or Disability, this Option shall become vested and exercisable in full. For purposes of this Option, “Disability” shall have the meaning set forth in Treas. Reg. Section 1.409A‑3(i)(4).

5.Exercise of Option.

(a)    Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to the Company in such form as the Company may require from time to time. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b)    Status of the Option. This Stock is intended to qualify as an “incentive stock option” under Section 422 of Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option.

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(c)    Issuance of Shares. As soon as practicable following the exercise of the Option, payment of the Exercise Price for the Shares as to which the Option is exercised and compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan, the Company shall issue to the Participant the applicable number of Shares in the form of fully paid and nonassessable Shares. The determination of the Committee as to such compliance shall be final and binding on the Participant.

(d)    Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 11.2 of the Plan.

(e)    Notice of Disposition. The Participant agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs before the later of two (2) years after the Grant Date or one (1) year after such Shares are transferred to the Participant.

(f)    Withholding. The provisions of this paragraph will apply only to the extent that the Option is not treated as an incentive stock option pursuant to paragraph (b) of this Section. No Shares will be issued on exercise of the Option unless and until the Participant pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld from the Shares otherwise deliverable to the Participant on exercise of the Option, up to the Participant’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

6.Termination of Option. To the extent that an Option is vested, it may be exercised at any time specified in this Agreement, provided that, except as set forth in the following provisions of this Section 6, the Participant is still employed by the Company at the time of exercise. In all other cases, the Option shall terminate as set forth in the following subsections. Except as provided herein and subject to the discretion of the Committee to permit continued vesting of the Option, any portion of this Option that has not vested as of the date of termination of employment shall immediately terminate and be of no further force or effect.

(a)    Death. Upon the death of an Optionee while employed by the Company or an Affiliate, this Option shall be exercisable in full by the person or persons entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the Option, or if the Participant shall die intestate, by the Participant’s executor or personal representative, at any time prior to the expiration date of this Option or within one (1) year of the Participant’s date of death, whichever is the shorter period.

(b)    Disabled Participant. Upon the termination of employment by the Company or an Affiliate of a Disabled Participant for reasons other than Cause, the unexercised, vested portion of this Option shall be exercisable by the Participant at any time prior to the expiration date of such Option or within one year of the Participant’s date of termination of employment, whichever is the shorter period. For purposes of this Agreement, a “Disabled

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Participant” shall mean the Participant is disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of disability as the Committee in its sole and absolute discretion deems appropriate and the Committee's determination as to whether the Participant is a Disabled Participant shall be final and binding on all parties concerned.

(c)    Termination without Cause. Upon the termination of employment by the Company or an Affiliate of a Participant other than a Disabled Participant, for reasons other than death or Cause, the unexercised, vested portion of this Option shall be exercisable by the Participant at any time prior to the expiration date of such Option or within three (3) months of the Participant’s date of termination of employment, whichever is the shorter period.

(d)    Termination for Cause. Upon the termination of the Participant’s employment with the Company or an Affiliate for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Participant and the Company or an Affiliate or a severance plan of the Company or an Affiliate covering the Participant, “Cause” shall mean a determination by the Committee that the Participant has (i) materially breached his or her employment or service contract with the Company, (ii) been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, which will materially harm the interests of the Company or the Affiliate, (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or an Affiliate in a manner which the Committee determines will cause material harm to the interests of the Company or an Affiliate, or (v) engaged in such other behavior materially detrimental to the interests of the Company, in each case as the Committee determines.

The Committee’s determination of the reason for termination of the Participant’s employment shall be conclusive and binding on the Participant and his or her representatives or legatees.

(e)    Extension of Exercise Period. Notwithstanding any provisions of paragraphs (a), (b), (c) or (d) of this Section to the contrary, if exercise of the Option following termination of employment during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option or sale of the Shares acquired on exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the time period set forth in the applicable paragraph.

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7.Change in Control.

(a)    Effect on Option. In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions, the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Participant is then employed by the Company or an Affiliate and (ii) terminate on the date of the Change in Control. In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within twelve (12) months following the date of the Change in Control the Participant’s employment is terminated by the Company or an Affiliate (or the successor company or a subsidiary or parent thereof) without Cause or by the Participant for Good Reason, the Option shall become fully vested and exercisable, and may be exercised by the Participant at any time prior to the expiration date of such Option or within three months of the Participant’s date of termination of employment, whichever is the shorter period.

Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value of one Share is less than the Exercise Price, then the Option shall terminate as of the date of the Change in Control, except as otherwise determined by the Committee.

(b)    Good Reason. For purposes of this Agreement, except as otherwise provided in paragraph (c) of this Section, “Good Reason” shall mean (i) a reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of more than 10% in Participant’s rate of annual base salary as in effect immediately prior to such Change in Control; (ii) a reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of more than 10% of the Participant’s individual annual target or bonus opportunity, except under circumstances where the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s or Affiliate’s personnel with other personnel of the successor company (or an subsidiary or parent thereof); (iii) a significant and substantial reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Participant’s responsibilities and authority, as compared with the Participant’s responsibilities and authority in effect immediately preceding the Change in Control; or (iv) any requirement of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) that Participant be based anywhere more than fifty (50) miles from Participant’s primary office location at the time of the Change in Control.

(c)    Other Agreement or Plan. The provisions of this Section (including the definitions of Cause and Good Reason), shall be superseded by the specific provisions, if any, of a written employment or severance agreement between the Participant and the Company or a severance plan of the Company covering the Participant, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Participant.

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8.Miscellaneous.

(a)    No Rights of Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued to him or her upon the due exercise of the Option.

(b)    Transferability of Option. As set forth in paragraph 6 of this Agreement, at the time of a Participant’s death the Option shall become transferable by will or pursuant to the laws of descent and distribution. Further, to the extent a portion of the Option is deemed to be a non-qualified stock option, such portion may be assigned or transferred to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order) (each a “Permitted Assignee”), provided that such Permitted Assignee shall: (1) be bound by and subject to all the terms and conditions of the Plan and this Agreement relating to the transferred Option; and (2) execute an agreement satisfactory to the Company evidencing such obligation. Following any such transfer the Participant shall remain bound by all applicable terms and conditions of the Plan. Notwithstanding the provisions of this paragraph (b), in no event may the Option be transferred for consideration to a third-party financial institution.

(c)    Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(d)    Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Michigan, other than its conflict of laws principles.

(e)    Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)    Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.

        Notices to the Company should be addressed to:

Vericel Corporation
64 Sidney Street
Cambridge, MA 02139
Attention: Chief Financial Officer

Notice to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records.

The Company or the Participant may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and

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received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

(g)    No Obligation to Continue Employment. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Participant at any time.

(h)    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

(i)    Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

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